Exhibit 23.1


                          Independent Auditors' Consent

         We consent to the incorporation by reference in this Registration Statement on Form S-3 of FOCUS Enhancements, Inc. of our report dated April 27, 2001, appearing in the Annual Report on Form 10-KSB Of FOCUS Enhancements, Inc. for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



Wolf & Company, P. C.


Boston, Massachusetts
September 30, 2002